Citigroup Global Markets Holdings Inc.	August 14, 2026 Medium-Term Senior Notes, Series N Pricing Supplement No. 2026—USNCH33377 Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-293732 and 333-293732-02

493 PLUS Based on a Basket of Ten Underliers Due September 13, 2027

Performance Leveraged Upside Securities℠
Principal at Risk Securities

Overview

▪	The securities offered by this pricing supplement are unsecured debt securities issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc. Unlike conventional debt securities, the securities do not pay interest and do not repay a fixed amount of principal at maturity. Instead, the securities offer a payment at maturity that may be greater than, equal to or less than the stated principal amount, depending on the performance of an equally weighted basket (the “basket”) composed of the stocks specified below (each, a “basket component”) from the initial basket value to the final basket value.

▪	The securities offer leveraged exposure to a limited range of potential appreciation of the basket as described below. In exchange for that feature, investors in the securities must be willing to forgo (i) any appreciation of the basket in excess of the maximum return at maturity specified below and (ii) any dividends that may be paid on the basket components. In addition, investors in the securities must be willing to accept full downside exposure to any depreciation of the basket. If the final basket value is less than the initial basket value, you will lose 1% of the stated principal amount of your securities for every 1% of that decline. There is no minimum payment at maturity.

▪	In order to obtain the modified exposure to the basket that the securities provide, investors must be willing to accept (i) an investment that may have limited or no liquidity and (ii) the risk of not receiving any amount due under the securities if we and Citigroup Inc. default on our obligations. All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.

KEY TERMS
Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Basket:	Basket Component	Weighting	Initial Component Price*
	Class A common stock of Bloom Energy Corporation (ticker symbol: “BE UN”)	10%	$229.94
	Common stock of EQT Corporation (ticker symbol: “EQT UN”)	10%	$54.42
	Ordinary shares of Eaton Corporation plc (ticker symbol: “ETN UN”)	10%	$451.51
	Common stock of GE Vernova Inc. (ticker symbol: “GEV UN”)	10%	$1,063.25
	Common stock of NextEra Energy, Inc. (ticker symbol: “NEE UN”)	10%	$86.19
	Ordinary shares of Trane Technologies plc (ticker symbol: “TT UN”)	10%	$480.20
	Class A common stock of Vertiv Holdings Co (ticker symbol: “VRT UN”)	10%	$293.84
	Common stock of Vistra Corp. (ticker symbol: “VST UN”)	10%	$148.13
	Common stock of The Williams Companies, Inc. (ticker symbol: “WMB UN”)	10%	$75.20
	Common stock of ExxonMobil Holdings Corporation (ticker symbol: “XOM UN”)	10%	$160.10

* The initial component price for each basket component will be its closing price on the pricing date

We sometimes refer to a basket component as “underlying shares” with respect to the issuer of that basket component.

Aggregate stated principal amount:	$493,000
Stated principal amount:	$1,000.00 per security
Pricing date:	August 14, 2026
Issue date:	August 19, 2026
Valuation date:	September 8, 2027, subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur
Maturity date:	September 13, 2027
Payment at maturity:

For each $1,000.00 stated principal amount security you hold at maturity:

▪ If the final basket value is greater than the initial basket value:
$1,000.00 + the leveraged return amount, subject to the maximum return at maturity

▪ If the final basket value is less than or equal to the initial basket value:
$1,000.00 + ($1,000.00 × the basket return)

If the final basket value is less than the initial basket value, your payment at maturity will be less, and possibly significantly less, than the $1,000.00 stated principal amount per security. You should not invest in the securities unless you are willing and able to bear the risk of losing some and up to all of your investment.

Initial basket value:	100
Final basket value:	100 × (1 + the sum of the weighted component returns of the basket components)
Weighted component return:	For each basket component, its weighting multiplied by its component return
Component return:	For each basket component: (final component price – initial component price) / initial component price
Final component price:	For each basket component, its closing price on the valuation date
Basket return:	(i) The final basket value minus the initial basket value, divided by (ii) the initial basket value
Leveraged return amount:	$1,000.00 × the basket return × the leverage factor
Leverage factor:	150.00%
Maximum return at maturity:	$410.00 per security (41.00% of the stated principal amount). The payment at maturity per security will not exceed $1,000.00 plus the maximum return at maturity.
Listing:	The securities will not be listed on any securities exchange
CUSIP / ISIN:	17334CCD4 / US17334CCD48
Underwriter:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Underwriting fee and issue price:	Issue price(1)(2)	Underwriting fee	Proceeds to issuer
Per security:	$1,000.00	$10.00(2)	$985.00
		$5.00(3)
Total:	$493,000.00	$7,395.00	$485,605.00

(1) On the date of this pricing supplement, the estimated value of the securities is $948.70 per security, which is less than the issue price.  The estimated value of the securities is based on CGMI’s proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.

(2) CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $15.00 for each $1,000.00 security sold in this offering.  Certain selected dealers, including Morgan Stanley Wealth Management, and their financial advisors will collectively receive from CGMI a fixed selling concession of $10.00 for each $1,000.00 security they sell.  Additionally, it is possible that CGMI and its affiliates may profit from hedging activity related to this offering, even if the value of the securities declines.  See “Use of Proceeds and Hedging” in the accompanying prospectus. In addition, CGMI will pay to one or more electronic platform providers a fee of $0.50 for each security sold in this offering where related selected dealers and/or custodians implement or utilize such providers.

(3) Reflects a structuring fee payable to Morgan Stanley Wealth Management by CGMI of $5.00 for each security.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-6.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

You should read this pricing supplement together with the accompanying product supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below:

Product Supplement No. EA-02-12 dated February 25, 2026	Prospectus Supplement and Prospectus each dated February 25, 2026

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Global Markets Holdings Inc.
493 PLUS Based on a Basket of Ten Underliers Due September 13, 2027 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Additional Information

General. The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, certain events may occur that could affect your payment at maturity, such as market disruption events and other events affecting the basket components. These events and their consequences are described in the accompanying product supplement in the sections “Description of the Securities—Consequences of a Market Disruption Event; Postponement of a Valuation Date,” “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments” and “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF —Delisting of an Underlying Company,” and not in this pricing supplement.  It is important that you read the accompanying product supplement, prospectus supplement and prospectus together with this pricing supplement in connection with your investment in the securities. Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

Dilution and Reorganization Adjustments. With respect to each basket component, its initial component price is a “Relevant Value” for purposes of the section “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments” in the accompanying product supplement. Accordingly, the initial component price for each of the basket components is subject to adjustment upon the occurrence of any of the events described in that section with respect to that basket component.

Postponement of the Valuation Date.  If the valuation date is postponed for a reason that affects less than all of the basket components, the final basket value will be calculated based on (i) for each unaffected basket component, its closing price on the originally scheduled valuation date and (ii) for each affected basket component, its closing price on the valuation date as postponed (or, if earlier, the first scheduled trading day for that basket component following the originally scheduled valuation date on which a market disruption event did not occur with respect to that basket component). See “Description of the Securities—Consequences of a Market Disruption Event; Postponement of a Valuation Date” in the accompanying product supplement.

August 2026	PS-2

Citigroup Global Markets Holdings Inc.
493 PLUS Based on a Basket of Ten Underliers Due September 13, 2027 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Investment Summary

The securities can be used:

▪	As an alternative to direct exposure to the basket components that enhances returns, subject to the maximum return at maturity, for a limited range of potential appreciation of the basket;

▪	To enhance returns and potentially outperform the basket in a moderately bullish scenario; and

▪	To achieve similar levels of upside exposure to the basket components as a direct investment, subject to the maximum return at maturity, while using fewer dollars by taking advantage of the leverage factor.

If the final basket value is less than the initial basket value, the securities are exposed on a 1-to-1 basis to the percentage decline of the basket from the initial basket value.  Accordingly, investors may lose their entire initial investment in the securities.

Maturity:	Approximately 13 months
Leverage factor:	150.00%, subject to the maximum return at maturity. The leverage factor applies only if the final basket value is greater than the initial basket value.
Maximum return at maturity:	$410.00 per security (41.00% of the stated principal amount)
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the securities.
Interest:	None

Key Investment Rationale

The securities provide for the possibility of receiving a return at maturity equal to 150.00% of the appreciation of the basket, provided that investors will not receive a return at maturity in excess of the maximum return at maturity of $410.00 per security. At maturity, if the basket has appreciated from the initial basket value to the final basket value, investors will receive the stated principal amount of their investment plus the leveraged upside performance of the basket, subject to the maximum return at maturity. However, if the basket has depreciated from the initial basket value to the final basket value, investors will lose 1% for every 1% by which the final basket value is less than the initial basket value. Under these circumstances, the payment at maturity will be less than the stated principal amount and could be zero. Investors may lose their entire initial investment in the securities. All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.

Leveraged Upside Performance:	The securities offer investors an opportunity to capture enhanced returns relative to a direct investment in the basket components within a limited range of positive performance.
Upside Scenario:	If the final basket value is greater than the initial basket value, the payment at maturity for each security will be equal to the $1,000.00 stated principal amount plus the leveraged return amount, subject to the maximum return at maturity of $410.00 per security (41.00% of the stated principal amount). For example, if the final basket value is 3% greater than the initial basket value, the securities will provide a total return of 4.50% at maturity.
Downside Scenario:	If the final basket value is less than the initial basket value, the payment at maturity will be less than the stated principal amount and you will lose 1% of the stated principal amount for every 1% decline in the value of the basket from the initial basket value. For example, if the final basket value is 30% less than the initial basket value, you will receive a payment at maturity of $700.00 per security, or 70% of the stated principal amount. There is no minimum payment at maturity on the securities, and investors may lose their entire initial investment.
August 2026	PS-3

Citigroup Global Markets Holdings Inc.
493 PLUS Based on a Basket of Ten Underliers Due September 13, 2027 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Hypothetical Examples

The diagram below illustrates your payment at maturity for a range of hypothetical basket returns.

Investors in the securities will not receive any dividends that may be paid on the basket components. The diagram and examples below do not show any effect of lost dividend yield over the term of the securities. See “Summary Risk Factors—Investing in the securities is not equivalent to investing in the basket components” below.

PLUS Payment at Maturity Diagram

■ The Securities	■ The Basket

Your actual payment at maturity per security will depend on the actual final basket value, which will depend on the actual closing price of each basket component on the valuation date. The examples below are intended to illustrate how your payment at maturity will depend on whether the final basket value is greater than or less than the initial basket value and by how much.

Example 1—Upside Scenario A. The hypothetical final basket value is 105.00 (a 5.00% increase from the initial basket value), which is greater than the initial basket value.

Payment at maturity per security = $1,000 + the leveraged return amount, subject to the maximum return at maturity of $410.00 per security

= $1,000 + ($1,000 × the basket return × the leverage factor), subject to the maximum return at maturity of $410.00 per security

= $1,000 + ($1,000 × 5.00% × 150.00%), subject to the maximum return at maturity of $410.00 per security

= $1,000 + $75.00, subject to the maximum return at maturity of $410.00 per security

= $1,075.00

Because the basket appreciated from the initial basket value to the hypothetical final basket value and the leveraged return amount of $75.00 per security results in a total return at maturity of 7.50%, which is less than the maximum return at maturity of 41.00%, your payment at maturity in this scenario would be equal to the $1,000 stated principal amount per security plus the leveraged return amount, or $1,075.00 per security.

Example 2—Upside Scenario B. The hypothetical final basket value is 150.00 (a 50.00% increase from the initial basket value), which is greater than the initial basket value.

August 2026	PS-4

Citigroup Global Markets Holdings Inc.
493 PLUS Based on a Basket of Ten Underliers Due September 13, 2027 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Payment at maturity per security = $1,000 + the leveraged return amount, subject to the maximum return at maturity of $410.00 per security

= $1,000 + ($1,000 × the basket return × the leverage factor), subject to the maximum return at maturity of $410.00 per security

= $1,000 + ($1,000 × 50.00% × 150.00%), subject to the maximum return at maturity of $410.00 per security

= $1,000 + $750.00, subject to the maximum return at maturity of $410.00 per security

= $1,410.00

Because the basket appreciated from the initial basket value to the hypothetical final basket value and the leveraged return amount of $750.00 per security would result in a total return at maturity of 75.00%, which is greater than the maximum return at maturity of 41.00%, your payment at maturity in this scenario would equal the maximum payment at maturity of $1,410.00 per security. In this scenario, an investment in the securities would underperform a hypothetical alternative investment providing 1-to-1 exposure to the appreciation of the basket without a maximum return.

Example 3—Downside Scenario. The hypothetical final basket value is 30.00 (a 70.00% decrease from the initial basket value), which is less than the initial basket value.

Payment at maturity per security = $1,000 + ($1,000 × the basket return)

= $1,000 + ($1,000 × -70.00%)

= $1,000 + -$700.00

= $300.00

Because the basket depreciated from the initial basket value to the hypothetical final basket value, your payment at maturity in this scenario would reflect 1-to-1 exposure to the negative performance of the basket.

August 2026	PS-5

Citigroup Global Markets Holdings Inc.
493 PLUS Based on a Basket of Ten Underliers Due September 13, 2027 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities that are guaranteed by Citigroup Inc., including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with the basket components.  Accordingly, the securities are appropriate only for investors who are capable of understanding the complexities and risks of the securities. You should consult your own financial, tax and legal advisors as to the risks of an investment in the securities and the appropriateness of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities.  You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-6 in the accompanying product supplement. You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

▪	You may lose some or all of your investment. Unlike conventional debt securities, the securities do not repay a fixed amount of principal at maturity. Instead, your payment at maturity will depend on the performance of the basket. If the final basket value is less than the initial basket value, you will lose 1% of the stated principal amount of the securities for every 1% by which the final basket value is less than the initial basket value. There is no minimum payment at maturity on the securities, and you could lose your entire investment.

▪	The securities do not pay interest. Unlike conventional debt securities, the securities do not pay interest or any other amounts prior to maturity. You should not invest in the securities if you seek current income during the term of the securities.

▪	Your potential return on the securities is limited. Your potential total return on the securities at maturity is limited to the maximum return at maturity of 41.00%, which is equivalent to a maximum return at maturity of $410.00 per security and would result in a maximum payment at maturity of $1,410.00 per security. Taking into account the leverage factor, any increase in the final basket value over the initial basket value by more than approximately 27.33% will not increase your return on the securities and will progressively reduce the effective amount of leverage provided by the securities.

▪	Investing in the securities is not equivalent to investing in the basket components. You will not have voting rights, rights to receive dividends or other distributions or any other rights with respect to the basket components.

▪	Your payment at maturity depends on the closing prices of the basket components on a single day. Because your payment at maturity depends on the closing prices of the basket components solely on the valuation date, you are subject to the risk that the closing prices on that day may be lower, and possibly significantly lower, than on one or more other dates during the term of the securities. If you had invested directly in the basket components or in another instrument linked to the basket components that you could sell for full value at a time selected by you, or if the payment at maturity were based on an average of the closing prices of the basket components over the term of the securities, you might have achieved better returns.

▪	The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive any amount owed to you under the securities.

▪	The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

▪	The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, is less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (i) the selling concessions and structuring fees paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities

August 2026	PS-6

Citigroup Global Markets Holdings Inc.
493 PLUS Based on a Basket of Ten Underliers Due September 13, 2027 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

▪	The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of the closing prices of the basket components, the correlation among the basket components, dividend yields on the basket components and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

▪	The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than our secondary market rate, which is the rate that CGMI will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not an interest rate that we will pay to investors in the securities, which do not bear interest.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, CGMI determines our secondary market rate based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that CGMI makes in its sole discretion.  As a result, our secondary market rate is not a market-determined measure of our creditworthiness, but rather reflects the market’s perception of our parent company’s creditworthiness as adjusted for discretionary factors such as CGMI’s preferences with respect to purchasing the securities prior to maturity.

▪	The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

▪	The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the prices and volatility of the basket components and a number of other factors, including the correlation among the basket components, the dividend yields on the basket components, interest rates generally, the time remaining to maturity and our and/or Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate, among other factors described under “Risk Factors Relating to the Securities—Risk Factors Relating to All Securities—The value of your securities prior to maturity will fluctuate based on many unpredictable factors” in the accompanying product supplement. Changes in the value of the basket may not result in a comparable change in the value of your securities. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.

▪	Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

▪	The basket components may offset each other. The performance of one basket component may not correlate with the performance of the other basket components. If one of the basket components appreciates, the other basket components may not appreciate as much or may even depreciate. In such event, the appreciation of one of the basket components may be moderated,

August 2026	PS-7

Citigroup Global Markets Holdings Inc.
493 PLUS Based on a Basket of Ten Underliers Due September 13, 2027 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

wholly offset or more than offset by lesser appreciation or by depreciation in the price of one or more of the other basket components.

▪	The basket components may be highly correlated in decline. The performances of the basket components may become highly correlated during periods of declining prices. This may occur because of events that have broad effects on markets generally or on the basket components specifically. If the basket components become correlated in decline, the depreciation of one basket component will not be offset by the performance of the other basket components and, in fact, each basket component may contribute to an overall decline from the initial basket value to the final basket value.

▪	An investment in the securities is not a diversified investment. The fact that the securities are linked to a basket does not mean that the securities represent a diversified investment. First, although the basket components differ in important respects, many of them represent similar or related industries. Second, the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. No amount of diversification that may be represented by the basket will offset the risk that we and Citigroup Inc. may default on our obligations.

▪	The securities are subject to risks associated with non-U.S. companies. Two of the basket components are non-U.S. companies. The price of these basket components, therefore, may be affected by political, economic, financial and social factors in the country where the issuer of the basket component is located, including changes in that country’s governmental, economic and fiscal policies, currency exchange laws or other laws or restrictions.

▪	Our offering of the securities does not constitute a recommendation of the basket or the basket components. The fact that we are offering the securities does not mean that we believe that investing in an instrument linked to the basket or any of the basket components is likely to achieve favorable returns. In fact, as we are part of a global financial institution, our affiliates may have positions (including short positions) in the basket components or in instruments related to the basket components, and may publish research or express opinions, that in each case are inconsistent with an investment linked to the basket components. These and other activities of our affiliates may affect the value of the basket components in a way that has a negative impact on your interests as a holder of the securities.

▪	Governmental regulatory actions, such as sanctions, could adversely affect your investment in the securities. Governmental regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the securities or the basket components, or engaging in transactions in them, and any such action could adversely affect the value of the basket components. These regulatory actions could result in restrictions on the securities and could result in the loss of a significant portion or all of your initial investment in the securities, including if you are forced to divest the securities due to the government mandates, especially if such divestment must be made at a time when the value of the securities has declined.

▪	The price of a basket component may be adversely affected by our or our affiliates’ hedging and other trading activities. We have hedged our obligations under the securities through CGMI or other of our affiliates, who have taken positions directly in the basket components or other financial instruments related to the basket components and may adjust such positions during the term of the securities. Our affiliates also trade the basket components and other financial instruments related to the basket components on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the values of the basket components in a way that negatively affects the value of the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines.

▪	We and our affiliates may have economic interests that are adverse to yours as a result of our affiliates’ business activities. Our affiliates may currently or from time to time engage in business with the issuers of the basket components, including extending loans to, making equity investments in or providing advisory services to such issuers. In the course of this business, we or our affiliates may acquire non-public information about such issuers, which we will not disclose to you. Moreover, if any of our affiliates is or becomes a creditor of any such issuer, they may exercise any remedies against such issuer that are available to them without regard to your interests.

▪	Even if the issuer of a basket component pays a dividend that it identifies as special or extraordinary, no adjustment will be required under the securities for that dividend unless it meets the criteria specified in the accompanying product supplement. In general, an adjustment will not be made under the terms of the securities for any cash dividend paid on any basket component unless the amount of the dividend per underlying share of such basket component, together with any other dividends paid on that basket component in the same fiscal quarter, exceeds the dividend paid per underlying share of that basket component in the most recent fiscal quarter by an amount equal to at least 10% of its closing price on the date of declaration of the dividend. Any dividend will reduce the closing price of the basket component by the amount of the dividend per underlying share of such basket component. If the issuer of a basket component pays any dividend for which an adjustment is not made under the

August 2026	PS-8

Citigroup Global Markets Holdings Inc.
493 PLUS Based on a Basket of Ten Underliers Due September 13, 2027 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

terms of the securities, holders of the securities may be adversely affected. See “Description of the Securities— Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments—Certain Extraordinary Cash Dividends” in the accompanying product supplement.

▪	The securities will not be adjusted for all events that may have a dilutive effect on or otherwise adversely affect the prices of the basket components. For example, we will not make any adjustment for ordinary dividends or extraordinary dividends that do not meet the criteria described above, partial tender offers or additional public offerings of the basket components. Moreover, the adjustments we do make may not fully offset the dilutive or adverse effect of the particular event. Investors in the securities may be adversely affected by such an event in a circumstance in which a direct holder of a basket component would not.

▪	If a basket component is delisted, we may call the securities prior to maturity for an amount that may be less than the stated principal amount. If we exercise this call right, you will receive the amount described under “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Delisting of an Underlying Company” in the accompanying product supplement. This amount may be less, and possibly significantly less, than the stated principal amount of the securities.

▪	The securities may become linked to shares of an issuer other than the original issuer of a basket component upon the occurrence of a reorganization event or upon the delisting of a basket component. For example, if the issuer of a basket component enters into a merger agreement that provides for holders of such basket component to receive stock of another entity, the stock of such other entity will become the basket component for all purposes of the securities upon consummation of the merger. Additionally, if a basket component is delisted and we do not exercise our call right, the calculation agent may, in its sole discretion, select shares of another issuer to be such basket component. See “Description of the Securities— Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments,” and “—Delisting of an Underlying Company” in the accompanying product supplement.

▪	The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities. If certain events occur during the term of the securities, such as market disruption events, corporate events with respect to the issuer of a basket component that may require a dilution adjustment or the delisting of a basket component, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect your return on the securities. In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities.

▪	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid forward contracts. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

If you are a non-U.S. investor, you should review the discussion of withholding tax issues in “United States Federal Tax Considerations—Non-U.S. Holders” below.

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement.  You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

August 2026	PS-9

Citigroup Global Markets Holdings Inc.
493 PLUS Based on a Basket of Ten Underliers Due September 13, 2027 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Hypothetical Historical Information About the Basket

Because the basket exists solely for purposes of these securities, historical information on the performance of the basket does not exist for dates prior to the pricing date.  The graph below sets forth the hypothetical historical daily closing values of the basket for the period from March 27, 2024 to August 14, 2026, assuming that the basket was created on March 27, 2024 with the same basket components and corresponding weights and with a value of 100 on that date.  The hypothetical performance of the basket is based on the actual closing prices of the basket components on the applicable dates.  We obtained these closing prices from Bloomberg L.P., without independent verification.  Any historical trend in the value of the basket during the period shown below is not an indication of the performance of the basket during the term of the securities.

Hypothetical Historical Basket Performance March 27, 2024 to August 14, 2026

August 2026	PS-10

Citigroup Global Markets Holdings Inc.
493 PLUS Based on a Basket of Ten Underliers Due September 13, 2027 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Information About the Basket Components

Bloom Energy Corporation

Bloom Energy Corporation designs, manufactures, distributes and operates solid-oxide fuel cell systems for on-site power generation. The underlying shares of Bloom Energy Corporation are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Bloom Energy Corporation pursuant to the Exchange Act can be located by reference to the SEC file number 001-38598 through the SEC’s website at http://www.sec.gov. In addition, information regarding Bloom Energy Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of Bloom Energy Corporation trade on the New York Stock Exchange under the ticker symbol “BE.”

This pricing supplement relates only to the securities offered hereby and does not relate to the underlying shares or other securities of the underlying share issuer.  We have derived all disclosures contained in this pricing supplement regarding the underlying shares and the underlying share issuer from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying share issuer or the underlying shares.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The underlying share issuer is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying shares.

Historical Information

The closing price of the underlying shares on August 14, 2026 was $229.94.

The graph below shows the closing price of the underlying shares for each day such price was available from July 25, 2018 to August 14, 2026. We obtained the closing prices from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing prices of the underlying shares shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take the historical prices of the underlying shares as an indication of future performance.

Bloom Energy Corporation – Historical Closing Prices July 25, 2018 to August 14, 2026

August 2026	PS-11

Citigroup Global Markets Holdings Inc.
493 PLUS Based on a Basket of Ten Underliers Due September 13, 2027 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

EQT Corporation

EQT Corporation is a natural gas production company. The underlying shares of EQT Corporation are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by EQT Corporation pursuant to the Exchange Act can be located by reference to the SEC file number 001-03551 through the SEC’s website at http://www.sec.gov. In addition, information regarding EQT Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of EQT Corporation trade on the New York Stock Exchange under the ticker symbol “EQT.”

This pricing supplement relates only to the securities offered hereby and does not relate to the underlying shares or other securities of the underlying share issuer.  We have derived all disclosures contained in this pricing supplement regarding the underlying shares and the underlying share issuer from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying share issuer or the underlying shares.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The underlying share issuer is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying shares.

Historical Information

The closing price of the underlying shares on August 14, 2026 was $54.42.

The graph below shows the closing price of the underlying shares for each day such price was available from January 4, 2016 to August 14, 2026. We obtained the closing prices from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing prices of the underlying shares shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take the historical prices of the underlying shares as an indication of future performance.

EQT Corporation – Historical Closing Prices January 4, 2016 to August 14, 2026

August 2026	PS-12

Citigroup Global Markets Holdings Inc.
493 PLUS Based on a Basket of Ten Underliers Due September 13, 2027 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Eaton Corporation plc

Eaton Corporation plc, an Irish company, is a power management company that makes products for the data center, utility, industrial, commercial, machine building, residential, aerospace and mobility markets. The underlying shares of Eaton Corporation plc are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Eaton Corporation plc pursuant to the Exchange Act can be located by reference to the SEC file number 000-54863 through the SEC’s website at http://www.sec.gov. In addition, information regarding Eaton Corporation plc may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of Eaton Corporation plc trade on the New York Stock Exchange under the ticker symbol “ETN.”

This pricing supplement relates only to the securities offered hereby and does not relate to the underlying shares or other securities of the underlying share issuer.  We have derived all disclosures contained in this pricing supplement regarding the underlying shares and the underlying share issuer from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying share issuer or the underlying shares.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The underlying share issuer is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying shares.

Historical Information

The closing price of the underlying shares on August 14, 2026 was $451.51.

The graph below shows the closing price of the underlying shares for each day such price was available from January 4, 2016 to August 14, 2026. We obtained the closing prices from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing prices of the underlying shares shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take the historical prices of the underlying shares as an indication of future performance.

Eaton Corporation plc – Historical Closing Prices January 4, 2016 to August 14, 2026

August 2026	PS-13

Citigroup Global Markets Holdings Inc.
493 PLUS Based on a Basket of Ten Underliers Due September 13, 2027 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

GE Vernova Inc.

GE Vernova Inc. is an electric power company that provides products and services that generate, transfer, orchestrate, convert and store electricity. The underlying shares of GE Vernova Inc. are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by GE Vernova Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-41966 through the SEC’s website at http://www.sec.gov. In addition, information regarding GE Vernova Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of GE Vernova Inc. trade on the New York Stock Exchange under the ticker symbol “GEV.”

This pricing supplement relates only to the securities offered hereby and does not relate to the underlying shares or other securities of the underlying share issuer.  We have derived all disclosures contained in this pricing supplement regarding the underlying shares and the underlying share issuer from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying share issuer or the underlying shares.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The underlying share issuer is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying shares.

Historical Information

The closing price of the underlying shares on August 14, 2026 was $1,063.25.

The graph below shows the closing price of the underlying shares for each day such price was available from March 27, 2024 to August 14, 2026. The underlying shares began trading on March 27, 2024 and therefore have a limited historical performance. We obtained the closing prices from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing prices of the underlying shares shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take the historical prices of the underlying shares as an indication of future performance.

GE Vernova Inc. – Historical Closing Prices March 27, 2024 to August 14, 2026

August 2026	PS-14

Citigroup Global Markets Holdings Inc.
493 PLUS Based on a Basket of Ten Underliers Due September 13, 2027 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

NextEra Energy, Inc.

NextEra Energy, Inc. is an electric power and energy infrastructure company and a participant in the renewable energy industry. The underlying shares of NextEra Energy, Inc. are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by NextEra Energy, Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-08841 through the SEC’s website at http://www.sec.gov. In addition, information regarding NextEra Energy, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of NextEra Energy, Inc. trade on the New York Stock Exchange under the ticker symbol “NEE.”

This pricing supplement relates only to the securities offered hereby and does not relate to the underlying shares or other securities of the underlying share issuer.  We have derived all disclosures contained in this pricing supplement regarding the underlying shares and the underlying share issuer from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying share issuer or the underlying shares.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The underlying share issuer is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying shares.

Historical Information

The closing price of the underlying shares on August 14, 2026 was $86.19.

The graph below shows the closing price of the underlying shares for each day such price was available from January 4, 2016 to August 14, 2026. We obtained the closing prices from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing prices of the underlying shares shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take the historical prices of the underlying shares as an indication of future performance.

NextEra Energy, Inc. – Historical Closing Prices January 4, 2016 to August 14, 2026

August 2026	PS-15

Citigroup Global Markets Holdings Inc.
493 PLUS Based on a Basket of Ten Underliers Due September 13, 2027 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Trane Technologies plc

Trane Technologies plc, an Irish company, designs, manufactures, sells and services products for Heating, Ventilation and Air Conditioning (HVAC), transport refrigeration and custom refrigeration. The underlying shares of Trane Technologies plc are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Trane Technologies plc pursuant to the Exchange Act can be located by reference to the SEC file number 001-34400 through the SEC’s website at http://www.sec.gov. In addition, information regarding Trane Technologies plc may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of Trane Technologies plc trade on the New York Stock Exchange under the ticker symbol “TT.”

This pricing supplement relates only to the securities offered hereby and does not relate to the underlying shares or other securities of the underlying share issuer.  We have derived all disclosures contained in this pricing supplement regarding the underlying shares and the underlying share issuer from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying share issuer or the underlying shares.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The underlying share issuer is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying shares.

Historical Information

The closing price of the underlying shares on August 14, 2026 was $480.20.

The graph below shows the closing price of the underlying shares for each day such price was available from January 4, 2016 to August 14, 2026. We obtained the closing prices from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing prices of the underlying shares shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take the historical prices of the underlying shares as an indication of future performance.

Trane Technologies plc – Historical Closing Prices January 4, 2016 to August 14, 2026

August 2026	PS-16

Citigroup Global Markets Holdings Inc.
493 PLUS Based on a Basket of Ten Underliers Due September 13, 2027 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Vertiv Holdings Co

Vertiv Holdings Co designs, manufactures, sells, installs, maintains and services digital infrastructure for applications in data centers, communication networks and commercial and industrial environments. The underlying shares of Vertiv Holdings Co are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Vertiv Holdings Co pursuant to the Exchange Act can be located by reference to the SEC file number 001-38518 through the SEC’s website at http://www.sec.gov. In addition, information regarding Vertiv Holdings Co may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of Vertiv Holdings Co trade on the New York Stock Exchange under the ticker symbol “VRT.”

This pricing supplement relates only to the securities offered hereby and does not relate to the underlying shares or other securities of the underlying share issuer.  We have derived all disclosures contained in this pricing supplement regarding the underlying shares and the underlying share issuer from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying share issuer or the underlying shares.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The underlying share issuer is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying shares.

Historical Information

The closing price of the underlying shares on August 14, 2026 was $293.84.

The graph below shows the closing price of the underlying shares for each day such price was available from July 30, 2018 to August 14, 2026. We obtained the closing prices from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing prices of the underlying shares shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take the historical prices of the underlying shares as an indication of future performance.

Vertiv Holdings Co – Historical Closing Prices July 30, 2018 to August 14, 2026

August 2026	PS-17

Citigroup Global Markets Holdings Inc.
493 PLUS Based on a Basket of Ten Underliers Due September 13, 2027 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Vistra Corp.

Vistra Corp. is an integrated retail electricity and power generation company that sells electricity and natural gas to residential, commercial and industrial retail customers. The underlying shares of Vistra Corp. are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Vistra Corp. pursuant to the Exchange Act can be located by reference to the SEC file number 001-38086 through the SEC’s website at http://www.sec.gov. In addition, information regarding Vistra Corp. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of Vistra Corp. trade on the New York Stock Exchange under the ticker symbol “VST.”

This pricing supplement relates only to the securities offered hereby and does not relate to the underlying shares or other securities of the underlying share issuer.  We have derived all disclosures contained in this pricing supplement regarding the underlying shares and the underlying share issuer from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying share issuer or the underlying shares.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The underlying share issuer is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying shares.

Historical Information

The closing price of the underlying shares on August 14, 2026 was $148.13.

The graph below shows the closing price of the underlying shares for each day such price was available from May 10, 2017 to August 14, 2026. We obtained the closing prices from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing prices of the underlying shares shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take the historical prices of the underlying shares as an indication of future performance.

Vistra Corp. – Historical Closing Prices May 10, 2017 to August 14, 2026

August 2026	PS-18

Citigroup Global Markets Holdings Inc.
493 PLUS Based on a Basket of Ten Underliers Due September 13, 2027 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

The Williams Companies, Inc.

The Williams Companies, Inc. is an energy infrastructure company that delivers natural gas products. The underlying shares of The Williams Companies, Inc. are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by The Williams Companies, Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-04174 through the SEC’s website at http://www.sec.gov. In addition, information regarding The Williams Companies, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of The Williams Companies, Inc. trade on the New York Stock Exchange under the ticker symbol “WMB.”

This pricing supplement relates only to the securities offered hereby and does not relate to the underlying shares or other securities of the underlying share issuer.  We have derived all disclosures contained in this pricing supplement regarding the underlying shares and the underlying share issuer from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying share issuer or the underlying shares.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The underlying share issuer is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying shares.

Historical Information

The closing price of the underlying shares on August 14, 2026 was $75.20.

The graph below shows the closing price of the underlying shares for each day such price was available from January 4, 2016 to August 14, 2026. We obtained the closing prices from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing prices of the underlying shares shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take the historical prices of the underlying shares as an indication of future performance.

The Williams Companies, Inc. – Historical Closing Prices January 4, 2016 to August 14, 2026

August 2026	PS-19

Citigroup Global Markets Holdings Inc.
493 PLUS Based on a Basket of Ten Underliers Due September 13, 2027 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

ExxonMobil Holdings Corporation

ExxonMobil Holdings Corporation is the parent company of Exxon Mobil Corporation, which engages in the exploration for, and the production of, crude oil and natural gas; the manufacture, trade, transport and sale of crude oil, natural gas, petroleum products, petrochemicals and a variety of specialty products; and the pursuit of lower-emission and other new business opportunities including carbon capture and storage, hydrogen, lower-emission fuels, carbon materials and lithium. The underlying shares of ExxonMobil Holdings Corporation are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by ExxonMobil Holdings Corporation pursuant to the Exchange Act can be located by reference to the SEC file number 001-43384 through the SEC’s website at http://www.sec.gov. In addition, information regarding ExxonMobil Holdings Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of ExxonMobil Holdings Corporation trade on the New York Stock Exchange under the ticker symbol “XOM.”

This pricing supplement relates only to the securities offered hereby and does not relate to the underlying shares or other securities of the underlying share issuer.  We have derived all disclosures contained in this pricing supplement regarding the underlying shares and the underlying share issuer from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying share issuer or the underlying shares.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The underlying share issuer is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying shares.

Historical Information

The closing price of the underlying shares on August 14, 2026 was $160.10.

The graph below shows the closing price of the underlying shares for each day such price was available from January 4, 2016 to August 14, 2026. We obtained the closing prices from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing prices of the underlying shares shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take the historical prices of the underlying shares as an indication of future performance.

ExxonMobil Holdings Corporation – Historical Closing Prices January 4, 2016 to August 14, 2026

August 2026	PS-20

Citigroup Global Markets Holdings Inc.
493 PLUS Based on a Basket of Ten Underliers Due September 13, 2027 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, a security should be treated as a prepaid forward contract for U.S. federal income tax purposes.  By purchasing a security, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment. There is uncertainty regarding this treatment, and the IRS or a court might not agree with it.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or exchange.

•	Upon a sale or exchange of a security (including retirement at maturity), you should recognize capital gain or loss equal to the difference between the amount realized and your tax basis in the security. Such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Non-U.S. Holders. Subject to the discussions below and in “United States Federal Tax Considerations” in the accompanying product supplement, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” in the accompanying product supplement, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“U.S. Underlying Equities”) or indices that include U.S. Underlying Equities.  Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. Underlying Equities, as determined based on tests set forth in the applicable Treasury regulations.  However, the regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one.  Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. Underlying Equity and, therefore, should not be subject to withholding tax under Section 871(m).

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment.  Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions.  You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement.  The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

August 2026	PS-21

Citigroup Global Markets Holdings Inc.
493 PLUS Based on a Basket of Ten Underliers Due September 13, 2027 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $15.00 for each $1,000.00 security sold in this offering.  From this underwriting fee, CGMI will pay selected dealers not affiliated with CGMI, including Morgan Stanley Wealth Management, and their financial advisors collectively a fixed selling concession of $10.00 for each $1,000.00 security they sell.  In addition, Morgan Stanley Wealth Management will receive a structuring fee of $5.00 for each security they sell.

The costs included in the original issue price of the securities will include a fee paid by CGMI to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

For a period of approximately three months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the three-month temporary adjustment period. However, CGMI is not obligated to buy the securities from investors at any time.  See “Summary Risk Factors—The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity.”

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as special products counsel to Citigroup Global Markets Holdings Inc., when the securities offered by this pricing supplement have been issued by Citigroup Global Markets Holdings Inc. pursuant to the indenture, the trustee and/or paying agent has made, in accordance with instructions from Citigroup Global Markets Holdings Inc., appropriate entries or notations in its records relating to the master global note that represents such securities and such securities have been delivered against payment therefor, such securities and the related guarantee of Citigroup Inc. will be valid and binding obligations of Citigroup Global Markets Holdings Inc. and Citigroup Inc., respectively, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (x) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (y) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of the securities to the extent determined to constitute unearned interest. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, except that such counsel expresses no opinion as to (i) any law, rule or regulation that is applicable to Citigroup Global Markets Holdings Inc. or Citigroup Inc., the indenture, the securities, the related guarantee (together with the indenture and the securities, the “Documents”) or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security.

In addition, this opinion is subject to the assumptions set forth in the letter of Davis Polk & Wardwell LLP dated February 25, 2026, which has been filed as an exhibit to the Registration Statement on Form S-3 by Citigroup Global Markets Holdings Inc. and Citigroup Inc. on February 25, 2026, that the Documents have been duly authorized, executed, authenticated (if applicable) and delivered by, and are each a valid, binding and enforceable agreement of, each party thereto (other than as expressly covered above in respect of Citigroup Global Markets Holdings Inc. and Citigroup Inc.) and that the terms of the securities and the issuance, execution, delivery and

August 2026	PS-22

Citigroup Global Markets Holdings Inc.
493 PLUS Based on a Basket of Ten Underliers Due September 13, 2027 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

performance by Citigroup Global Markets Holdings Inc. and Citigroup Inc. of the securities and the related guarantee do not contravene, or constitute a default under, any judgment, injunction, order or decree or any agreement or other instrument binding upon Citigroup Global Markets Holdings Inc. or Citigroup Inc.

Performance Leveraged Upside Securities℠ and PLUS℠ are service marks of Morgan Stanley, used under license.

© 2026 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world.

August 2026	PS-23